                                                                   EXHIBIT 10.3a


                             MICROSOFT CORPORATION
                               1995/1996 CHANNEL
                                   AGREEMENT

This Microsoft Corporation 1995/1996 Channel Agreement ("Agreement") is entered into as of the 1st day of July, 1995 between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way, Redmond, WA 98052-6399 and SOFTWARE SPECTRUM, INC. ("CUSTOMER") having its principal place of business at 2140 Merritt Drive, Garland, TX 75041.

1.            DEFINITIONS

All capitalized terms included in this Agreement are as defined in Schedule A attached hereto.

2.            TERM OF AGREEMENT

              2.1         TERM

This Agreement shall take effect on the date indicated above and shall continue until June 30, 1996.

              2.2          TERMINATION

Either MS or CUSTOMER may terminate this Agreement and/or any amendment hereto at any time, with or without cause, upon thirty (30) days prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement. Rights to payment of money which have accrued prior to termination shall survive termination. Any Product acquired by CUSTOMER pursuant to this Agreement which is in its Possession as of the termination of this Agreement shall be distributed by CUSTOMER subject to the restrictions in this Agreement, or may be returned to MS only within sixty (60) days of termination as authorized herein. CUSTOMER shall make a final report to MS within ninety (90) days of termination of this Agreement. Termination of this Agreement shall automatically terminate any amendments hereto.

3.            CUSTOMER OBLIGATIONS

              3.1   FINANCIAL STATEMENT

CUSTOMER will provide to MS' credit management, quarterly Financial Statements within forty-five (45) days after the end of each calendar quarter. CUSTOMER Financial Statements will be used by MS' credit department solely for the purpose of establishing and reviewing CUSTOMER's credit. Financial Statements should be forwarded to attn. Credit Manager, Finance, Microsoft, One Microsoft Way, Redmond, WA 98052-6399.

              3.2   NO OTHER PRODUCT WARRANTIES BY CUSTOMER

Neither CUSTOMER nor any of its employees or agents shall have any right to make any other warranties or promises for the use of Product which are not contained in the written warranty document accompanying the Product. CUSTOMER may, however, make representations and give instructions for the use of the Product which are contained on the Product label or container, or End User documentation provided with the manual or MS product literature denoted by a MS part number or authorized in writing by MS.

              3.3   NO ALTERATIONS OF PRODUCT

CUSTOMER shall not alter the Product or Product packaging, and shall have no authority to make copies of MS diskettes or documentation. CUSTOMER shall distribute Product to its customers in unopened packages as shipped by MS.


               Microsoft Confidential - Disclosure Prohibited

              3.4   USE OF TRADEMARKS

The appropriate trademark symbol (either "(TM)" or "(R)" in a superscript following the Product name) shall be used whenever a Product name is first mentioned in any advertisement, brochure, or other material circulated or displayed by CUSTOMER. MS' current trademark list is available upon requested.

              3.5   AUTHORIZED DISTRIBUTION

Product acquired under this Agreement shall be distributed only within the Territory. CUSTOMER shall not, without the prior written consent of MS, distribute Product to any Reseller or End User whom they have reason to believe may re-distribute such Product outside of the Territory.

              3.6   TAXES

CUSTOMER shall be liable for all sales, use, value added, duties, tariffs or other similar taxes of any nature whatsoever associated with the distribution of the Product, and shall indemnify and hold MS harmless from any such taxes or expenses.

4.            MS OBLIGATIONS

              4.1   ASSISTANCE WITH REPORTING

Upon request, MS shall use best efforts to assist CUSTOMER in data reporting, and will work with CUSTOMER's MIS department to facilitate the data reporting process.

              4.2   NO WARRANTIES FOR PRODUCT NOT MANUFACTURED BY MS

MS makes no warranties as to items distributed under a third party name, copyright, trademark or trade name which may be included within the retail package of a Product sold hereunder.

              4.3   AUDITS

During the term of this Agreement and for a period of two (2) years following its termination, MS may audit the applicable records and operations of CUSTOMER as is reasonable to verify CUSTOMER's compliance with the terms of this Agreement. CUSTOMER shall promptly correct any errors and omissions disclosed by such audit. Any audit will be conducted during CUSTOMER's normal business hours in such a manner as not to unreasonably interfere with CUSTOMER's normal business activities.

5.            CUSTOMER AND MS OBLIGATIONS

              5.1          PRODUCT WARRANTY; LIMITATION OF LIABILITY

                           (a)         MS warrants its software and hardware
Product to End Users as defined in the written limited warranty document accompanying each Product. All replacement Product is delivered subject to the terms of the MS limited Product warranty. THE ABOVE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON MS' PART.

                           (b)         NEITHER MS NOR ANYONE ELSE WHO HAS BEEN
INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF ANY PRODUCT WHICH ARE THE SUBJECT OF THIS AGREEMENT SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE USE OR INABILITY TO USE ANY PRODUCT EVEN IF MS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 2

                           (c)         IN ANY CASE, THE LIABILITY OF MS (i)
UNDER ANY PROVISION OF THIS AGREEMENT; (ii) FOR ANY DAMAGES CAUSED BY A PROGRAM DEFECT OR FAILURE IN ANY PRODUCT OR (iii) ARISING FROM A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY CUSTOMER TO MS UNDER THIS AGREEMENT. MS' LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL OF MS' EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF CLAIMS OR SUITS AGAINST MORE THAN ONE PRODUCT LICENSED UNDER THIS AGREEMENT WILL NOT ENLARGE OR EXTEND THE LIMIT. CUSTOMER RELEASES MS FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION.

              5.2   SEMESTER PROGRAMS

                           (A)         MARKETING FUNDS

Each Semester, MS may allow CUSTOMER to participate in programs which provide the opportunity to earn marketing funds. CUSTOMER's participation in such programs shall be governed by CUSTOMER's then current Microsoft Rebate and Marketing Fund Addendum to this Agreement, and Microsoft's Marketing Fund Guidelines, as such may be promulgated and modified by MS, in its sole discretion, from time to time.

                           (B)           REBATES

Each Semester, MS may allow CUSTOMER to participate in programs which provide the opportunity to earn rebates as described in CUSTOMER's current Microsoft Rebate and Marketing Fund Addendum to this Agreement, and CUSTOMER's Rebate Program Guidelines, as such may be promulgated and modified by MS, in its sole discretion, from time to time.

                           (C)         ELECTRONIC DATA INTERCHANGE

MS shall require CUSTOMER to provide weekly and monthly sales reporting during the term of this Agreement. Such sales reporting shall be submitted to MS in accordance with the Electronic Data Interchange (EDI) Guidelines as provided to CUSTOMER by MS, from time to time.

6.            PATENT, COPYRIGHT AND TRADEMARK INFRINGEMENT

MS shall defend and pay the amount of any final adverse judgement against CUSTOMER, or settlement to which MS has consented, resulting from claims of infringement of any United States patent, copyright, trademark and/or service mark with respect to a Product, provided that the Product has not been altered, and provided further that MS is notified promptly in writing of such a claim and has sole control over its defense or settlement, and CUSTOMER provides reasonable assistance in the defense of the same.

7.            DELAY IN PERFORMANCE

Neither party shall be liable for failure or delay in the performance of any of its obligations under this Agreement, except obligations for the payment of money, if such delay or failure is caused by circumstances beyond the control of the party affected. Strikes or other labor difficulties which are not capable of being terminated on terms acceptable to the party affected shall not be considered circumstances within the control of such party. In the event of Product shortages, MS shall have the right to allocate available supplies of the Product in its sole discretion.

8.            NO WAIVER

None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of MS, CUSTOMER or their respective agents or employees, but may be waived only by an instrument in writing signed by an authorized officer of the waiving party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 3

9.            NO PARTNERSHIP OR AGENCY

Nothing in this Agreement shall be deemed to create or constitute a partnership, joint venture, franchise, agency, or contract of employment between MS and CUSTOMER

10.           ATTORNEY'S FEES; GOVERNING LAW

In the event an action is commenced to enforce a party's rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. CUSTOMER consents to non~exclusive jurisdiction and venue in King County, Washington.

11.           ENTIRE AGREEMENT

This Agreement and all attached Amendments, Addenda and Schedules constitute the entire agreement between MS and CUSTOMER, and supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties shall not be binding upon either party. This Agreement shall control any provisions in purchase orders which are inconsistent with this Agreement.

12.           U.S. GOVERNMENT RESTRICTED RIGHTS

Any Product which CUSTOMER distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), are provided to CUSTOMER with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide MS protection equivalent to or greater than the above-cited clause. CUSTOMER shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Product software, Product documentation, and any license agreement used in connection with the distribution of the Product. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. Under no circumstances shall MS be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements. For any distribution or license of the Product that would require compliance by MS with Governmental requirements relating to cost or pricing data or cost accounting requirements, CUSTOMER must obtain an appropriate waiver or exemption from such requirements for the benefit of MS from the appropriate Governmental authority before the distribution and/or license of the Product to the Government.

13.           CONFIDENTIALITY

CUSTOMER expressly undertakes to retain in confidence the terms and conditions of this Agreement, and all information and know-how transmitted to it by MS and make no use of such information and know-how except under the terms and during the existence of this Agreement. CUSTOMER shall guarantee and ensure its employees' compliance with this paragraph. CUSTOMER's obligations under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of such time as the information is public domain or five (5) years following the termination of this Agreement.

14.           NO ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that CUSTOMER may not assign its rights or obligations under this Agreement in any way without the prior written consent of MS.


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 4

15.           NOTICES

All notices sent by MS or CUSTOMER alleging, regarding, responding to, or in any way connected with any claim of breach of this Agreement or any other legal obligation related hereto, shall be sent via U.S. certified mail (return receipt requested), or via overnight courier (e.g., Federal Express, or DHL), and addressed as follows:

              If to MS:              Microsoft Corporation
                                     One Microsoft Way
                                     Redmond, WA 98052-6399

                                     Attn: Sr. Vice President, Microsoft North
                                           America

              With cc to:            Law and Corporate Affairs


              If to CUSTOMER:
                                     Software Spectrum, Inc.
                                     2140 Merritt Drive
                                     Garland, Texas 75041

                                     Attn: Vice President of Operations

16.           SURVIVAL

Sections 2.2, 3.2, 3.3, 3.4, 3.5, 3.6, 4.2, 4.3, 5.1, 5.2(c), 11, 12, 13, 14
and 16 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicated below. This Agreement is not binding until executed by MS.


MICROSOFT CORPORATION ("MS")                     SOFTWARE SPECTRUM, INC.
                                                 ("CUSTOMER")

By: /s/ JOHN LIEDGREN                            By: /s/ KEITH R. COOGAN
   ---------------------------                      ----------------------------

John Liedgren                                    Keith R. Coogan
------------------------------                   -------------------------------
Name (please print)                              Name (please print)

Director, Channel Policies                       Vice President of Operations
------------------------------                   -------------------------------
Title                                            Title

6/27/95                                          June 19, 1995
------------------------------                   -------------------------------
Date                                             Date


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 5

                                   SCHEDULE A

                                 DEFINED TERMS


              "DISTRIBUTOR" is defined as any MS customer which purchases MS Product directly from MS, and distributes said Product to Resellers.

              "END USER" is defined as the ultimate consumer of Product.

              "FINANCIAL STATEMENT" is defined as a Balance Sheet as of the last day of the calendar quarter, and an Income Statement and Statement of Cash Flows for the quarter and year-to-date, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Any deviation from GAAP in the quarterly statements shall be clearly noted. These statements must be signed by an officer of CUSTOMER as being representative of the books and accounts of CUSTOMER.

              "PRODUCT" is defined as any MS Stock Keeping Unit ("SKU") listed on CUSTOMER's then current Price List.

              "PURCHASE CREDIT" is defined as a dollar amount credited to CUSTOMER's account with MS, which amount may only be used by CUSTOMER in the manner set forth in this Agreement.

              "RESELLER" is defined as any software retailer which purchases Product from MS or a MS authorized Distributor.

              "SEMESTER" is defined as a six month period. There are two (2) Semesters during the term of this Agreement, January 1 through June 30, and July 1 through December 31.

              "TERRITORY" is defined as the geographic boundaries of the United States of America, excluding all United States territories, possessions, or protectorates.


Microsoft 1995/1996 Channel Agreement       Software Spectrum            Page A1

                                ADDENDUM TO THE
                              MICROSOFT 1995/1996
                               CHANNEL AGREEMENT
                       (APPOINTMENT AS A DIRECT RESELLER)


This Addendum ("Addendum") entered into as of the 1st day of July, 1995, modifies that certain Microsoft 1995/1996 Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way Redmond, WA 98052 and SOFTWARE SPECTRUM, INC. ("CUSTOMER") having its principal place of business at 2140 Merritt Drive, Garland, TX 75041. The Agreement is supplemented as follows:

1.       PURPOSE

The purpose of this Addendum is to set forth the framework by which MS appoints CUSTOMER as a non-exclusive Direct Reseller in the United States of America for the MS Product listed on the CUSTOMER Price List attached hereto as Schedule B. For purposes of this Addendum, capitalized terms not otherwise defined herein, shall have the same definition as set forth in the Agreement.

2.       DEFINITIONS

For purposes of this Addendum, capitalized terms are as defined in Schedule A attached hereto.

3.       CUSTOMER OBLIGATIONS

         3.1     DISTRIBUTION TO END USERS ONLY

Product distributed pursuant to this Addendum shall be distributed solely to End Users located in the Territory, and not to Resellers of any kind.

         3.2     LICENSING PROVISIONS

CUSTOMER acknowledges that the Product are distributed to End Users subject to the terms of the applicable Microsoft End User License Agreement. CUSTOMER shall make commercially reasonable efforts to prevent distribution of Product to End Users who intend to copy or reproduce the Product in violation of the Microsoft End User License Agreement.

         3.3     PRODUCT PURCHASES

Product acquired by CUSTOMER shall be purchased only from MS or MS authorized Distributors.

         3.4     PAYMENT TERMS

Payment terms are net thirty (30) days from the date of MS' invoice, subject to approval of open terms by MS. All invoices outstanding over thirty (30) days may be assessed a finance charge of the then current prime rate plus two percent (2%) per month of the legal maximum, whichever is less. Failure by CUSTOMER to meet payment terms may result in a hold by MS of all pending CUSTOMER orders.




               Microsoft Confidential - Disclosure Prohibited

All payments to MS by CUSTOMER pursuant to this Addendum shall be in the form of a bank wire transfer, sent to the following:

                                  First Interstate Bank of Washington
                                  Seattle Main Branch
                                  ABA:  #125 000 286
                                  Beneficiary: Microsoft Corporation
                                  Account No. 001 025865

         3.5    SHIPMENT SHORTAGE CLAIMS

CUSTOMER shall submit all claims for shortages and/or variances in shipments to MS in writing within fifteen (15) days of CUSTOMER's receipt of the shipment. All such claims not submitted in writing to MS within the fifteen (15) day period shall be deemed waived by CUSTOMER. CUSTOMER shall be responsible for all such claims made with respect to freight collect shipments, and shall not withhold payment to MS a result of such claims.

         3.6    PRODUCT FORECASTING

From time to time, MS may require Product forecasting for CUSTOMER. CUSTOMER shall comply with all Product forecasting requirements designated by MS from time to time.

4.       MS OBLIGATIONS

         4.1    NEW PRODUCTS; PROMOTIONAL PRODUCTS

MS may elect at any time during the term of this Addendum to announce new or Promotional Product to which the terms and conditions of this Addendum do not apply. In the event MS elects to announce Promotional Product, MS shall provide CUSTOMER with thirty (30) days prior written notice of such announcement.

         4.2    INVENTORY PRICE PROTECTION

During the term of this Addendum, MS shall grant CUSTOMER a price adjustment against Product price reductions made by MS, which price reductions are made on an indefinite basis, on all CUSTOMER's inventory which CUSTOMER reports as in its inventory as of the day of the reduction. Such price adjustment shall be in the form of a Purchase Credit equal to the difference between the lowest price paid by CUSTOMER during the six (6) months prior to the price reduction and the reduced price, and shall be paid no later than thirty (30) days after CUSTOMER provides proof of inventory. Special temporary prices and promotional offerings, which may include price reductions or free goods, shall not be considered a price reduction to which this Section applies.

5.       CUSTOMER AND MS OBLIGATIONS

         5.1    PRICE SCHEDULE

CUSTOMER prices are set forth on the CUSTOMER Price List attached hereto as Schedule B. MS may modify the CUSTOMER Price List at any time upon thirty (30) days written notice to CUSTOMER. MS may offer, without prior notice, temporary "special" prices on any or all Product.


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 2
Direct Purchasing Reseller Addendum

         5.2     DELIVERY AND PRODUCT DISTRIBUTION

Product shall be invoiced and shipped Free On Board ("FOB") Bothell, Washington, and CUSTOMER shall be responsible for freight charges. Should CUSTOMER desire to specify its own carrier, delivery shall then be "freight collect."

In any month CUSTOMER participates in the MS Rate Based Distribution Program, for all CUSTOMER warehouses that receive a minimum of $200,000 of Product in MS Master Carton quantities calculated on the basis of CUSTOMER's net prices from MS, and MS chooses the carrier, the freight costs of delivery of Product to those CUSTOMER warehouses for that month will be paid by MS.

In any month CUSTOMER's Rate Based Distribution Program participation exceeds seventy five percent (75%) of eligible product shipments, CUSTOMER will be allowed to adjust CUSTOMER's forecast of two (2) MS Product SKU's. Such adjustments to the forecast shall not exceed fifty (50%) upward or one hundred percent (100%) downward from the final forecast, four weeks prior to the first ship date.

         5.3     ORDER PROCESSING

CUSTOMER shall order Product from MS by written or electronically transmitted purchase order. All orders by CUSTOMER shall be in Master Pack quantities only. MS shall have ten (10) days from receipt to reject any purchase order. MS shall fulfill unconditional written or electronic purchase orders from CUSTOMER subject to CUSTOMER's credit limits, current payment status, and approved Average Payment Days ("APD") guidelines as determined by MS.

Except as provided herein, CUSTOMER shall have the right to change or cancel any purchase order, provided that CUSTOMER notifies MS of the change or cancellation no later than twenty-four (24) hours prior to the order shipment to CUSTOMER by MS. Should CUSTOMER choose to change any purchase order line item, CUSTOMER shall be required to submit a new purchase order to MS, clearly indicating which line item(s) are changed. Line item changes shall not affect the remaining items on CUSTOMER's purchase order. Should CUSTOMER choose to cancel a purchase order, CUSTOMER must provide MS with a written cancellation request.

MS may elect, during the term of this Agreement, to require CUSTOMER to implement order management via EDI. Should MS require such order management change, MS shall provide CUSTOMER with no less than one hundred twenty (120) days prior written notice.

Notwithstanding the foregoing, MS reserves the right to limit order quantities.

         5.4     DEFECTIVE PRODUCT CREDIT

At MS' sole discretion, MS may determine that a Product or Product shipment is Defective. Should MS determine that a Product or Product shipment is Defective, MS shall provide CUSTOMER with a replacement for all Defective Product destroyed at CUSTOMER's location. MS shall pay freight costs for shipment of replacement Product from MS to CUSTOMER.

         5.5     INVENTORY BALANCING

To reduce its inventory risk CUSTOMER shall be entitled to balance its Product inventory in accordance with the following:

                 (a) Product inventory may be balanced only during the Months of March, July, and November, and within thirty (30) days of the date of issue of the Return Authorization;

                 (b) Product may be balanced only if, at the time of balancing, it is listed on the then current MS Price List;


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 3
Direct Purchasing Reseller Addendum

                 (c) Product may be balanced only if CUSTOMER's Product return is accompanied by a new Product order in an aggregate dollar amount equal to or greater than the aggregate dollar amount of the Product return;

                 (d) The aggregate quantity of Product that may be returned shall be limited to; (i) in the case of Product classified by MS as "Consumer Product" (excluding, however, the Microsoft Mouse Product), ten percent (10%) of net dollar shipment of such Consumer Product for the four full Months immediately preceding the inventory balancing request, (ii) in the case of Microsoft(R) Windows(R) 95, two and five tenths percent (2.5%) of net dollar shipments of Microsoft(R) Windows(R) 95, (iii) in the case of Microsoft(R) Office for Windows(R) 95, two and five tenths percent (2.5%) of Microsoft(R) Office for Windows(R) 95, and (iv) in the case of all Product other than that referred to in clauses (i) through (iv) above, to two and five tenths percent (2.5%) of net dollar shipments of all other Product for the four full Months immediately preceding the inventory balancing request, where net shipments shall not include any Microsoft Variable Licenses, Microsoft Enterprise Licenses, or Microsoft Maintenance;

                 (e)      Promotional Product may not be balanced;

                 (f) Product to be balanced may only include Product purchase by CUSTOMER from MS;

                 (g)      Unresaleable Product may not be balanced; and

                 (h) Product is subject to inspection by MS or an MS authorized agent prior to return by CUSTOMER to MS pursuant to the terms of MS' then current Return Processing Guidelines.

CUSTOMER must submit a written or electronic MS Return Authorization to return Product for the purpose of inventory balancing, summarizing the quantities of each Product to be returned. Upon verification that CUSTOMER has met its inventory balancing terms, MS shall issue a Return Authorization Number, which shall expire thirty (30) days from the date of issue.

If the foregoing conditions have been met, CUSTOMER shall return Product to MS freight prepaid in cartons clearly marked with the Return Authorization Number and a packing slip attached to the outside. Any Product returned to MS which does not comply with the provisions of this Section may, at MS' sole discretion, be returned by MS to CUSTOMER subject to a five percent (5%) inspection fee and the freight costs incurred by MS in returning such Product, which shall be paid immediately by CUSTOMER to MS upon receipt of an invoice therefor.

Upon receipt of Product which complies with the conditions set forth in this Section, MS shall issue a Purchase Credit for the returned Product in an amount equal to the lowest price CUSTOMER paid for the Product in the six (6) Months prior to the return. In no event will cash refunds be given for exchanges, replacements, or returned merchandise hereunder. CUSTOMER shall pay all freight and other costs of replacement Product in the same manner and on the dame terms as new Product purchased by CUSTOMER under this Addendum.


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 4
Direct Purchasing Reseller Addendum

         5.6     PRIOR VERSION CREDIT

When MS ships a new version of a Product or a Discontinued Product to CUSTOMER, CUSTOMER shall receive a Purchase Credit for prior version of the Product, provided CUSTOMER complies with all of the following:

                 (a) Product shall be destroyed at CUSTOMER's location once every other Month;

                 (b) Product for which CUSTOMER receives a Purchase Credit must be offset by a new Product order in an aggregate dollar amount equal to or greater than the aggregate dollar amount of the Purchase Credit, and is solely for the new version of the Product for which CUSTOMER has received such Purchase Credit;

                 (c) CUSTOMER shall be eligible to receive a Purchase Credit for up to one hundred eighty (180) days from the date the new version of such Product first ships from MS to CUSTOMER;

                 (d) Promotional Product is not eligible for credit pursuant to this Section;

                 (e) Product must only include Product purchased by CUSTOMER from MS;

                 (f) Unresaleable Product is not eligible for credit pursuant to this Section; and

                 (g) Product shall be limited to the version number immediately prior to the new Product version.

MS shall use its best efforts to notify CUSTOMER within thirty (30) days prior to the shipment of any new Product version, or the existence of a Discontinued Product which would be subject to this Section.

It the foregoing conditions have been met, Product shall be destroyed at CUSTOMER's locations pursuant to the terms of MS' then current Return Processing Guidelines.

         5.7     UNRESALEABLE PRODUCT ALLOWANCE

CUSTOMER shall be eligible to receive a Purchase Credit of up to one percent (1%) of CUSTOMER's net purchases, excluding Microsoft Variable Licenses, Microsoft Enterprise Licenses, and Microsoft Maintenance, for the previous two
(2) Months. Such Purchase Credit shall be to compensate CUSTOMER for Product held in CUSTOMER's inventory which is no longer resaleable, provided that CUSTOMER agrees to destroy or recycle all such Product, and provide MS with a full report of all Unresaleable Product. Unresaleable Product may not be resold or donated.

         5.8     PRODUCT AUTHORIZATION CATEGORY PROCEDURES

From time to time, MS may classify certain of its Product by Product Authorization Category, which Product may only be obtained and distributed by CUSTOMER upon written authorization from MS. Such written authorization from MS may be specific to the particular CUSTOMER outlet location. CUSTOMER may apply for such authorization by completing the applicable Reseller Authorization Application and/or Agreement process required by MS. MS may by prior written notification terminate CUSTOMER's authorization to obtain and distribute Product Authorization Category Product with respect to one or more CUSTOMER outlets. For each Product Authorization Category Product distributed, CUSTOMER shall complete and return to MS all requested customer registration documents.


Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 5
Direct Purchasing Reseller Addendum

6.0      SURVIVAL

Sections 3.1, 3.2, and 3.4 shall survive any termination of this Addendum.

IN WITNESS WHEREOF, the parties have signed this Addendum on the dates indicated below. All terms and conditions of the Agreement not amended herein shall remain in full force and effect. This Addendum is not binding until executed by MS.

AGREED AND ACCEPTED TO BY                        AGREED AND ACCEPTED TO BY
MICROSOFT CORPORATION ("MS")                     SOFTWARE SPECTRUM, INC.
                                                 ("CUSTOMER")

By:  /s/ JOHAN LIEDGREN                          By:  /s/ KEITH R. COOGAN
   ----------------------------                     ----------------------------

 Johan Liedgren                                   Keith R. Coogan
-------------------------------                  -------------------------------
Name (please print)                              Name (please print)

 Director, Channel Policies                       Vice President of Operations
-------------------------------                  -------------------------------
Title                                            Title

  6/27/95                                           June 19, 1995
-------------------------------                  -------------------------------
Date                                             Date




Microsoft 1995/1996 Channel Agreement       Software Spectrum             Page 6
Direct Purchasing Reseller Addendum

                                   SCHEDULE A

                                  DEFINITIONS

         "DEFECTIVE PRODUCT" is defined as a manufacturer's defect in materials or media.

         "DISCONTINUED PRODUCT" is defined as Product that MS has stopped manufacturing and discontinued from the CUSTOMER Price List.

         "INVENTORY BALANCING" is defined as the return of eligible MS Product for the purpose of reducing CUSTOMER's stock of such Product.

         "MONTH" is defined as a MS fiscal month as outlined in the calendar attached hereto as Schedule C.

         "PROMOTIONAL PRODUCT" is defined as a special Product SKU which is available to CUSTOMER for resale for a limited time. Free Product promotions are not considered Promotional Product.

         "RETURN AUTHORIZATION NUMBER" is defined as the unique number assigned to CUSTOMER by MS for the purpose of Product returns for CUSTOMER to MS.

         "UNRESALEABLE PRODUCT" is defined as any Product held in CUSTOMER's inventory, including damaged Product and Product returned by CUSTOMER's customers which is no longer fit for resale, and is ineligible for return to MS for purposes of this Addendum, Unresaleable Product shall not include that Product which has sustained solely shrink wrap damage.




Microsoft 1995/1996 Channel Agreement       Software Spectrum            Page A1
Direct Purchasing Reseller Addendum

                           ADDENDUM TO THE MICROSOFT
                          1995/1996 CHANNEL AGREEMENT
                   (APPOINTMENT AS A LARGE ACCOUNT RESELLER)

This Addendum ("Addendum") entered into this 1st day of July, 1995, supplements that certain 1995/1996 Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way, Redmond, WA 98052 and SOFTWARE SPECTRUM, INC. ("CUSTOMER") having its principal place of business at 2140 Merritt Drive, Garland, TX 75041. The Agreement is hereby supplemented as follows:

1.       PURPOSE

The purpose of this Addendum is to set forth the framework by which MS appoints CUSTOMER as a non-exclusive Large Account Reseller in the Territory and Canada with the right to acquire Microsoft Select Software Products from MS and to distribute such Select Software Products and their associated license rights to Select Customers which have designated CUSTOMER in their Enrollment Form as their Large Account Reseller.

2.       DEFINITIONS

For purposes of this Addendum, capitalized terms are as defined in Schedule A attached hereto.

3.       CUSTOMER OBLIGATIONS

         3.1     DISTRIBUTION OF SELECT SOFTWARE PRODUCTS

CUSTOMER may only distribute Select Software Products to Select Customers located in the Territory and Canada, and at the direction of its Select Customer's, outside of the Territory and Canada. Select Customers are entitled to distribute the rights associated with their Select Software Products outside of the Territory if they so elect, in accordance with the Master Agreement and all applicable laws. However, in the event a Select Customer wants to initiate an Enrollment Form in a country outside of the Territory, the Select Customer is required by the terms of the Microsoft Select Program to locate a Large Account Reseller in the desired country and acquire Select Software Products from that Large Account Reseller.

         3.2     DOCUMENTATION

CUSTOMER shall be authorized to purchase documentation SKUs from Microsoft Easy Fulfillment (MEF) and to resell these documentation SKUs directly to CUSTOMER's Select Customers.

         3.3     DISTRIBUTION RESTRICTIONS

MS's authorization of the Large Account Reseller to acquire and distribute Select Software Products as set forth herein shall not include the authorization for the Large Account Reseller to use Select Software Products internally or to distribute or otherwise transfer Select Software Products to any entity which owns, controls, is owned or controlled by, or under common ownership or control with the Large Account Reseller ("Large Account Reseller Affiliates") without the prior written consent of MS. For the purposes of this Addendum, an entity is "controlled" by another if that other company or legal entity, either directly or through its control of another company or legal entity: (i) holds the majority of voting rights in it; (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or
(iii) is a member of it and controls alone or under an agreement with other shareholders or members, the majority of the voting rights in it.





                Microsoft Confidential - Disclosure Prohibited

         3.4     CUSTOMER ACCEPTANCE OF ENROLLMENT FORMS

Upon execution by MS of a Select Customer's Enrollment Form naming CUSTOMER as the Large Account Reseller, MS shall deliver to CUSTOMER's designated Select Program Administrator a copy of such Enrollment Form. CUSTOMER shall have fifteen (15) days from the date of receipt of the Enrollment Form to decline to acquire and distribute Select Software Products associated with such Enrollment Form by notifying MS in writing of such election. All other Enrollment Forms delivered to CUSTOMER by MS shall be deemed as accepted by CUSTOMER fifteen
(15) days after receipt by CUSTOMER, and shall constitute CUSTOMER's agreement to pay MS as set forth in Section 3.6 below for all copies of Select Software Products made by the Select Customer pursuant to the Enrollment Form and its associated Master Agreement.

         3.5     CUSTOMER SELECT PRICE SCHEDULE

CUSTOMER's prices are set forth on the CUSTOMER Select Price Schedule attached hereto as Schedule B. MS may modify the CUSTOMER Select Price Schedule at any time by providing thirty (30) days written notice to CUSTOMER

         3.6     CUSTOMER'S REPORTING AND/OR ORDERING AND PAYMENT TO MS

                 (a)      MICROSOFT SELECT I.X AND 2.X ENROLLMENT AGREEMENT
REPORTING

For each executed Microsoft Select version 1.x or version 2.x Enrollment Agreement, the Select Customer is obligated by the terms of the Microsoft Select Program to deliver to MS within fifteen (15) days of the end of each calendar quarter, a written verified report for each Select Software Product acquired from CUSTOMER pursuant to the terms of this Agreement. Following receipt of a report from a given Select Customer, MS shall invoice CUSTOMER and CUSTOMER shall be obligated to pay MS the fees set forth on Schedule B for each unit reported by the Select Customer.

Should the Select Customer elect to submit reports to MS in addition to the Select Customer's regular quarterly report, MS shall invoice CUSTOMER immediately following receipt of such report, and CUSTOMER shall be obligated to pay MS pursuant to the terms of this Section 3.6.

In the event CUSTOMER wants to receive copies of its Select Customers' quarterly reports, CUSTOMER shall negotiate with its Select Customers for the right to receive such copies.

                 (b)      MICROSOFT SELECT 3.0 ENROLLMENT FORM ORDERING

For each of its executed Microsoft Select version 3.0 Enrollment Forms, CUSTOMER shall deliver to MS via Electronic Data Interchange ("EDI") no later than the fifteenth (15th) day of each calendar month, a purchase order for each Select Software Product ordered and acquired from CUSTOMER by the Select Customer or Enrollment site pursuant to the terms of this Agreement during the previous month. Following receipt of such purchase order, MS shall invoice CUSTOMER and CUSTOMER shall be obligated to pay MS the fees set forth on Schedule B for each unit indicated on the purchase order, along with any applicable quarterly Maintenance fees.





Microsoft 1995/1996 Channel Agreement    Software Spectrum                Page 2
Large Account Reseller Addendum

                 (c)      PAYMENT TERMS

All amounts are due and owing net thirty (30) days of date of invoice. All payments not received by MS from CUSTOMER within the required time frame may be assessed a finance charge of the then-current prime rate plus two percent (2%) per month or the legal maximum, which ever is less. CUSTOMER shall be obligated to pay MS regardless of whether CUSTOMER has received payment from the Select Customer. All payments shall be in the form of bank wire transfer, sent to the following:

                              First Interstate Bank of WA
                              Seattle Main Branch
                              ABA: #125-000-286
                              Beneficiary: Microsoft Corporation
                              Account No. 001-025865

         3.7     TAXES

                 (a)      SALES TAX

CUSTOMER shall either provide MS with a bona fide resale certificate for all Select Software Products delivered to CUSTOMER by MS pursuant to the terms of this Addendum, or shall pay to MS all applicable sales, use or other excise taxes due on such Select Software Products.

                 (b)      WITHHOLDING TAXES

In the event taxes are required to be withheld by any government on payments required hereunder, CUSTOMER may deduct such taxes from the amount owed and pay such taxes to the appropriate tax authority; provided, however, that CUSTOMER shall promptly secure and deliver to MS an official receipt for any such taxes withheld or other documents necessary to enable MS to claim a foreign tax credit. CUSTOMER shall make certain that any taxes withheld are minimized to the extent possible under the applicable law.

         3.8     AGREEMENTS BETWEEN CUSTOMER AND ITS SELECT CUSTOMERS

With the exception of the terms contained in this Addendum and the terms relating to the exercise of the intellectual property rights set forth in the applicable Select Software Products, the applicable License Agreement for such Select Software Products, Master Agreement and Enrollment Form, CUSTOMER shall have complete discretion to establish with each Select Customer the pricing and all other terms and conditions regarding CUSTOMER's provision of Select Software Products and their associated license rights to CUSTOMER's Select Customers. The negotiation of these terms between CUSTOMER and its Select Customers shall not be subject to approval or review by MS in any way.





Microsoft 1995/1996 Channel Agreement    Software Spectrum                Page 3
Large Account Reseller Addendum

         3.9     ROLE OF THE SELECT PROGRAM ADMINISTRATOR

CUSTOMER agrees to appoint a representative to serve as CUSTOMER's Select Program Administrator. CUSTOMER agrees to promptly make that individual, as well as CUSTOMER's other sales employees, available for training on the Microsoft Select Program and on the licensing policies related to such products at such times and places as MS reasonably requests. The individual appointed by CUSTOMER as its Select Program Administrator shall be an individual generally knowledgeable on MS products and in regard to Microsoft's Select program. The Select Program Administrator shall be responsible for administering all of CUSTOMER's Select Customer billings, for general administration of CUSTOMER's Select Customers and for working with the Microsoft Select Account Manager (or local MS Contact) in regard to any problems relevant to a given Select Customer. CUSTOMER's Select Program Administrator shall be:

               Steve Lytle
               2140 Merritt Drive
               Garland, Texas 75041
               214-840-6600

CUSTOMER shall provide MS with at least ten (10) days advance written notice of any change in the individual serving as its Select Program Administrator.

         3.10    ENROLLMENT OF NEW SELECT CUSTOMERS

CUSTOMER's solicitation of new customers shall be on such terms and conditions as MS specifies from time to time. MS reserves the right to accept or reject in its sole discretion any proposed customer.

         3.11    CUSTOMER'S REPRESENTATIONS AND WARRANTIES

CUSTOMER hereby represents and warrants that:

                 (a) It will use its best efforts to service and support its Select Customers and will promptly inform the appropriate Microsoft Select contact of any difficulties it encounters in servicing its Select Customers;

                 (b) It will not alter in any way or form the Select Software Products or theft packaging;

                 (c) It will only deliver the Select Software Products to the Select Customer specified on the outside of the Select Software Product packaging and will only deliver CD-ROMs and program materials and information to the Select Customer named on each such CD-ROM or materials; and

                 (d) It will promptly inform MS of any known or suspected violations by a Select Customer of the terms and conditions of the Master Agreement, Enrollment Form, its Select Software Products and/or the applicable License Agreement.





Microsoft 1995/1996 Channel Agreement    Software Spectrum                Page 4
Large Account Reseller Addendum

         3.12    CONFIDENTIALITY

CUSTOMER expressly undertakes to retain in confidence the terms and conditions of this Addendum, and the terms and conditions of all executed Select Master Agreements and Select Enrollment Forms which are made available to CUSTOMER. Should CUSTOMER disclose the terms and conditions of any executed Select Master Agreement or Select Enrollment Form, this Addendum shall immediately terminate. CUSTOMER shall guarantee and ensure its employees' compliance with this paragraph. CUSTOMER's obligations under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of such time as the information is in the public domain or five (5) years following the termination of this Agreement.

4.       CUSTOMER AND MS OBLIGATIONS

         4.1     DELIVERY OF SELECT SOFTWARE PRODUCTS AND SELECT CD-ROMS

Within fifteen (15) days of MS's approval of a given Enrollment Form, MS agrees to deliver to CUSTOMER the Select Software Products identified on the Enrollment Form. Each Select Software Product delivered to CUSTOMER will be a custom package specific to the named Select Customer and will set forth the Customer's Select Agreement Number and any special conditions relevant to the named Select Customer. Select Software Products are provided in order that CUSTOMER may provide the Select Software Products and their associated license rights to the named Select Customer on such pricing and payment terms and conditions as CUSTOMER and the Select Customer agree. CUSTOMER agrees to pay MS for Select Software Products as set forth in Section 3.6 above. From time to time during the term of this Addendum, MS will provide CUSTOMER with CD-ROMs containing upgraded copies of the Select Software Products covered by a Select Customer's Select Agreement. CUSTOMER agrees to immediately deliver all CD-ROMs and any additional MS supplied program information and materials to the named Select Customer.

         4.2     RESERVATION OF RIGHTS

MS expressly reserves the right at any time during the term of this Addendum to terminate any Select Customer's status as a Select Customer in the event the Select Customer fails to comply with the terms of either the Master Agreement, the Enrollment Form or the applicable License Agreement. MS agrees to promptly notify CUSTOMER of the termination of any Select Customer to whom CUSTOMER has distributed Select Software Products. Following such a notice, CUSTOMER shall thereafter not deliver to the terminated Select Customer any additional Select Software Products, licenses, CD-ROMs or any additional program information and materials. Termination shall not, however, affect the Select Customer's obligation to file the next due order/report and MS's right to invoice CUSTOMER in regard to such order. If MS terminates a given Select Customer, CUSTOMER shall not have any claim against MS or the Select Customer for damages or lost profits resulting from such termination. CUSTOMER shall, however, be entitled to invoice the Select Customer for copies of Select Software Products reproduced by the Select Customer as set forth in the Customer's final order, such invoice to be on the terms and conditions previously agreed to between CUSTOMER and the Select Customer.





Microsoft 1995/1996 Channel Agreement    Software Spectrum                Page 5
Large Account Reseller Addendum

         4.3     OBLIGATIONS ON TERMINATION

Promptly following termination of this Addendum, MS shall inform each of CUSTOMER's Select Customers that CUSTOMER is no longer a Large Account Reseller and shall request that each Select Customer appoint a new Large Account Reseller. In the event this Addendum is terminated without cause or expires of its own accord, each Select Customer shall be obligated to file its next due order/report and to pay CUSTOMER any and all amounts due for such order as agreed to between CUSTOMER and the Select Customer. CUSTOMER shall in turn be obligated to pay to MS in accordance with the terms of this Addendum any and all amounts due MS as a result of the Select Customer's above-referenced order. Thereafter, any and all future payments by CUSTOMER's Select Customers shall be made to each Select Customer's newly designated Large Account Reseller (if any) or to MS as the case may be and CUSTOMER shall not be entitled to any portion of, or any compensation for its Select Customers' future orders and payments. In the event this Addendum is terminated for cause, MS shall be entitled to direct all of CUSTOMER's Select Customers to report/order and pay to MS or to the Select Customer's newly designated Select Large Account Reseller any and all payments due after termination. In such an event, CUSTOMER shall not under any circumstances be entitled to any portion of, or any compensation for, the Select Customers' next orders and payments or any future orders and payments.

         4.4     ESSENTIAL ELEMENT

Both CUSTOMER and MS acknowledge that this Addendum is essential to any agreement it enters into with a Select Customer. Except as is specifically provided in Section 4.3 related to CUSTOMER's right to collect any outstanding payment following termination of this Addendum, CUSTOMER's rights to acquire and/or distribute Select Software Products, Select CD-ROMs and/or any additional program information and materials, and to collect payment from its Select Customers are conditional upon this Addendum being in fill force and effect. CUSTOMER acknowledges further that, if and when it is the subject of a bankruptcy filing (under any Chapter of 11 United States Code Section 101 et seq. including any future amendments), then assumption of any contract with a Select Customer is conditional upon the assumption of this Addendum.

5.       SURVIVAL

Sections 3.6, 3.7, 3.12, 4.3, and 4.4 shall survive any termination of this Addendum.

IN WITNESS WHEREOF, the parties have signed this Addendum on the date indicated below. This Addendum is hereby made part of the Agreement. All terms and conditions of the Agreement not supplemented herein shall remain in fill force and effect. This Addendum is not binding until executed by MS.


MICROSOFT CORPORATION ("MS")            SOFTWARE SPECTRUM, INC.
                                        ("CUSTOMER")

By: /s/ JOHAN LIEDGREN                  By: /s/ KEITH R. COOGAN
-----------------------------------     -----------------------------------

Johan Liedgren                          Keith R. Coogan
-----------------------------------     -----------------------------------
Name (please print)                     Name (please print)

Director, Channel Policies              Vice President of Operations
-----------------------------------     -----------------------------------
Title                                   Title

6/27/95                                 June 19, 1995
-----------------------------------     -----------------------------------
Date                                    Date





Microsoft 1995/1996 Channel Agreement    Software Spectrum                Page 6
Large Account Reseller Addendum

                                  SCHEDULE A

                                 DEFINITIONS

         "ENROLLMENT AGREEMENT" is defined as the Microsoft Select Enrollment Agreement in the form provided by MS to be signed by each Select Customer and CUSTOMER, and approved by MS.

         "ENROLLMENT FORM" is defined as the Microsoft Select Enrollment Form in the form provided by MS to be signed by each Select Customer and approved by MS.

         "LARGE ACCOUNT RESELLER" is defined as any reseller which MS has authorized to distribute licenses to Select Customers.

         "LEAD CUSTOMER" is defined as the company or entity signing a Master Agreement.

         "LEAD CUSTOMER AFFILIATE" is defined as a company or legal entity which owns and controls, is owned or controlled by, or is under common ownership and control with, the Lead Customer.

         "LICENSE AGREEMENT(S)" is defined as the license agreement attached to the Enrollment Form.

         "MASTER AGREEMENT" is defined as the Microsoft Select Master Agreement in the form provided by MS to be signed by a given Select Customer or an entity acting on behalf of the Select Customer.

         "MASTER AGREEMENT NUMBER" is defined as the number assigned by MS to a given Master Agreement.

         "SELECT CUSTOMER" is defined as the Lead Customer, any Lead Customer Affiliate and/or identifiable division, business unit or office location of the foregoing identified as the Select Customer on an Enrollment Form.

         "SELECT PROGRAM ADMINISTRATOR" is defined as the individual appointed by CUSTOMER to act as CUSTOMER's primary contact with respect to the Microsoft Select Program.

         "SELECT SOFTWARE PRODUCT" is defined as the MS software as designated from time to time by Microsoft which may be reproduced pursuant to an Enrollment Form.





Microsoft 1995/1996 Channel Agreement    Software Spectrum               Page A1
Large Account Reseller Addendum